UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004

Home Products International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17237	36-4147027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(773) 890-1010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 and 8.01. Other Events and Regulation FD Disclosure.

The Company is continuing its negotiations with Triyar Capital, LLC, Joseph Gantz and Equity Group Investments, LLC (collectively, the “Investors”) in connection with the written proposal that the Investors submitted to the Company on September 23, 2004. As disclosed in the Company’s Form 8-K filed September 24, 2004 (the “September 24 Form 8-K”), pursuant to such proposal, the Investors would acquire 100% of the outstanding common stock of the Company through a merger with a company to be formed by the Investors, with the Company as the surviving entity. The Company currently expects to conclude the negotiations with the Investors soon.

The foregoing description of the proposal does not purport to be complete and is qualified in its entirety by reference to the proposal, a copy of which is attached as Exhibit 99.1 to the September 24 Form 8-K.

The Company notes that the proposal is subject to various conditions and cautions that there cannot be any assurance that further negotiations with the Investors will result in a completed transaction and that the terms and conditions of any such transaction may differ materially from the terms and conditions of the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2004

HOME PRODUCTS INTERNATIONAL, INC.

By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and
Chief Financial Officer